Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Annual Report on Form 10-K of our report dated February 9, 1996, on our audit of the consolidated statements of operations, owners' equity and cash flows, of JPS Automotive L.P. and subsidiaries for the year ended December 31, 1995, prior to restatement for the discontinued operations described in Note 11 to the restated consolidated financial statements.






COOPERS & LYBRAND L.L.P.

Spartanburg, South Carolina
April 13, 1998